                                                                EXHIBIT 10.15
                                   SUBLEASE


Effective as of June 11, 1997 Mentor Graphics Corporation, 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777 an Oregon corporation, on behalf of its wholly-owned subsidiary, Microtec Research, Inc., (Sublessor), and Aurum Software Inc. (Sublessee) agree that subject to the terms and conditions set forth below, Sublessee shall sublease from Sublessor a portion of those premises in Santa Clara, California described as Suite 1300 and Suite 500, 2350 Mission College Boulevard (Premises) consisting of approximately 38,288 rentable square feet. The Premises are more particularly shown in Exhibit A.

1 TERM: The term of this Sublease shall commence on June 1, 1997 or upon Sublessor's vacating the Premises whichever occurs later, and terminate on February 28, 2003, unless otherwise terminated.

2. COMPLIANCE WITH MASTER LEASE: Except as otherwise specifically set forth in this Sublease, Sublessee shall comply with all of the provisions of the lease (Master Lease) between Sublessor and Maskatiya, Suri & Co., Inc. (Lessor), dated June 23, 1988, as amended and supplemented. The Master Lease is attached as Exhibit B and incorporated by this reference. Sublessee shall avoid any acts or failures to act which, if attributed to Sublessor, would cause a default under the Master Lease. To the extent the Master Lease requires Sublessor to obtain Lessor's consent or approval to an action which Sublessee proposes, Sublessee shall obtain Lessor's and Sublessor's prior consent or approval. Sublessor will not unreasonably withhold consent and will act in good faith in considering Sublessee's requests. Sublessor will reasonably cooperate with Sublessee in requests to obtain Lessor's consent.

3. RENT: Commencing August 1, 1997, Sublessee shall pay to Sublessor in advance on or before the first day of each month monthly base rent as follows:

    August, 1997 through and including month 24:  $87,396.52 ($2.281/ square foot)
       Months 25 through and including month 48:  $91,225.32 ($2.38/ square foot)
       Months 49 through and including month 69:  $95,054.12 ($2.48/ square foot)

   Sublessee shall pay as additional rent over base year (1997) its portion of the increases in operating expenses of the property as defined in the Master Lease and as identified by the Lessor.

4. FIRST MONTH'S RENT AND SECURITY DEPOSIT: Upon Sublease execution, Sublessee shall pay to Sublessor the first month's rent and a security deposit equivalent to the last month's full rent.

5. USE: The Premises may be used by Sublessee for general office use and activities incidental to Sublessee's operation of the Premises, and in conformity to the municipal zoning requirements of the City of Santa Clara.

6. ALTERATIONS: Except as otherwise provided herein, Sublessee accepts the Premises in its present condition. Sublessee may, at its own expense, make any alterations or improvements (Alterations), in and to the Premises which Sublessee may deem necessary or suitable. Such Alterations shall be made in a good and workmanlike manner, without impairing the structural soundness of the Premises. All Alterations shall be made at Sublessee's sole cost and only after obtaining the prior written consent of Sublessor and Lessor. Sublessor reserves the right to require the removal of any Alterations which are installed by Sublessee, at Sublessee's sole cost and expense upon expiration of the Sublease. Sublessor shall clean the Premises prior to commencement.

   In addition, Sublessor shall leave the Premises in broom clean condition and provide an Alterations allowance of Seventy Six Thousand Five Hundred Seventy Six and no/l00ths Dollars ($76,576.00). Payable on completion of Alterations in the Premises.

   MAINTENANCE AND REPAIRS: Sublessee shall be responsible for all maintenance and repairs chargeable to Sublessor under the terms of the Master Lease.

8. INSURANCE:

    (a) Sublessee shall carry fire and commercial liability insurance to protect against loss by reason of injury to persons and damage to property directly or indirectly arising out of Sublessee's occupancy of the Premises. A certificate of such insurance shall be furnished to Sublessor. The certificate shall name Sublessor as additional insured and shall provide that the insurer shall provide Sublessor with 30 days written notice of any cancellation or reduction of insurance coverage. The limits of liability for all requirements contained herein shall be not less than $1,000,000 single limit.

    (b) Sublessor shall have no responsibility for the contents of the Premises, including Sublessee's personal property, and shall have no responsibility to provide insurance for said contents. Both Sublessee and Sublessor waive the right to subrogation in the event of a loss which occurs during the term of this Sublease.

9. INDEMNIFICATION: Sublessee assumes all risk in connection with its use of the Premises and shall indemnify Sublessor for costs, damages, loss, liability or expense actually incurred, including attorney's fees, damages for injury to or death of persons and loss of or damage to property directly caused by Sublessee's use or occupancy of the Premises.

10. ASSIGNMENT: This Sublease shall not be assigned or transferred without the prior written consent of Sublessor. Any assignment or transfer in contradiction of this paragraph shall be void.

11. DEFAULT AND TERMINATION: If Sublessee defaults in its obligations under this Sublease, and such default continues for a period of ten days after written notice has been delivered Sublessee, Sublessor may, at its option, terminate this Sublease. If the default cannot be remedied within ten days by use of reasonable diligence by Sublessee, additional time shall be granted by Sublessor. Upon termination of this Sublease due to default by Sublessee, Sublessee shall immediately surrender the Premises to Sublessor, in good order and condition, reasonable wear and tear excepted. Any unpaid rent or other sums due Sublessor shall draw interest at the rate of 18% per annum from the date due until paid. Sublessor may terminate this Sublease at any time and for any reason upon 30 days prior written notice to Sublessee.

12. NOTICE: Notice under this Sublease shall be given by United States Mail addressed to Sublessor at 8005 SW Boeckman Road, Wilsonville, Oregon 97077,
    Attention: General Counsel and to Sublessee at 2350 Mission College Boulevard, Suite 1300.

13. CONSENT BY LESSOR: The written consent of Lessor to this Sublease, in compliance with the terms of the Master Lease, is set forth below.

14. PRIOR AGREEMENTS: This Sublease shall, when executed by the parties, supersede and replace all prior agreements between the parties regarding the occupancy and use of the Premises.

15. SIGNAGE: Sublessee shall have signage rights as allowed by the Master Lessor, Sublessor and the City of Santa Clara.


* ATTACHMENT A

AGREED & ACCEPTED:

"Sublessor" Mentor Graphics Corporation       "Sublessee" Aurum Software Inc.
            on behalf of its wholly-owned
            subsidiary,
            Microtec Research, Inc.

By: /s/ James W. Pond                         By: /s/ Chris L. Dier
   -------------------------------               -----------------------------
Name:  JAMES W. POND                          Name:  CHRIS L. DIER
     -----------------------------                 ---------------------------
Its: Director of Facilities                   Its:   CFO
    ------------------------------                ----------------------------
Date:    1/21/97                              Date:    1/14/97
     -----------------------------                 ---------------------------

"Lessor"   Maskatiya, Suri & Co., Inc.

By:
   -------------------------------

Name:
     -----------------------------

Its:
    ------------------------------

Date:
     -----------------------------

SUBLEASE
Attachment A

1. Sublessor agrees that at the Commencement Date the electrical, HVAC, plumbing and other Systems serving the Premises shall be provided in good working condition.

2. Sublessor acknowledges that it has the authority to offer the Premises on the terms and conditions as stated in the Sublease.

3. As specified in paragraph 59.3 of the original Microtec lease for Regency Towers, Rent includes Project Operating Expenses. Sublessee agrees it is responsible for paying any increases in Project Operating Expenses over the base year of 1997.

 CD
----

 JWP
----

                                   EXHIBIT A

                               MICROTEC RESEARCH

                                   13TH FLOOR

                                   5/22/96

                                 [FLOOR PLAN]

                                   EXHIBIT A

                               MICROTEC RESEARCH

                                   5TH FLOOR

                                   5/22/96

                                 [FLOOR PLAN]

                                 REGENCY PLAZA

                             OFFICE BUILDING LEASE



TENANT:   Microtec Research, Incorporated a California Corporation
          -------------------------------------------------------------------

FLOOR:    Fifth Floor
          -------------------------------------------------------------------

SUITE:    500
          -------------------------------------------------------------------

                               TABLE OF CONTENTS
                             OFFICE BUILDING LEASE

                                 REGENCY PLAZA

                                                                      PAGE
Article 1        LEASE OF PREMISES....................................  1
Article 2        DEFINITIONS..........................................  1
Article 3        EXHIBITS AND ADDENDA.................................  2
Article 4        DELIVERY OF POSSESSION...............................  2
Article 5        RENT.................................................  2
Article 6        INTEREST AND LATE CHARGES............................  4
Article 7        SECURITY DEPOSIT.....................................  4
Article 8        TENANT'S USE OF THE PREMISES.........................  4
Article 9        SERVICES AND UTILITIES...............................  5
Article 10       CONDITION OF THE PREMISES............................  5
Article 11       CONSTRUCTION, REPAIRS AND MAINTENANCE................  5
Article 12       ALTERATIONS AND ADDITIONS............................  6
Article 13       LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY............  6
Article 14       RULES AND REGULATIONS................................  6
Article 15       CERTAIN RIGHTS RESERVED BY LANDLORD..................  7
Article 16       ASSIGNMENT AND SUBLETTING............................  7
Article 17       HOLDING OVER.........................................  7
Article 18       SURRENDER OF PREMISES................................  8
Article 19       DESTRUCTION OR DAMAGE................................  8
Article 20       EMINENT DOMAIN.......................................  8
Article 21       INDEMNIFICATION......................................  8
Article 22       TENANT'S INSURANCE...................................  9
Article 23       WAIVER OF SUBROGATION................................  9
Article 24       SUBORDINATION AND ATTORNMENT.........................  9
Article 25       TENANT ESTOPPEL CERTIFICATES.........................  9
Article 26       TRANSFER OF LANDLORD'S INTEREST...................... 10
Article 27       DEFAULT.............................................. 10
Article 28       BROKERAGE FEES....................................... 11
Article 29       NOTICES.............................................. 11
Article 30       GOVERNMENT ENERGY OR UTILITY CONTROLS................ 11
Article 31       RELOCATION OF PREMISES............................... 11
Article 32       QUIET ENJOYMENT...................................... 12
Article 33       OBSERVANCE OF LAW.................................... 12
Article 34       FORCE MAJEURE........................................ 12
Article 35       CURING TENANT'S DEFAULTS............................. 12
Article 36       SIGN CONTROL......................................... 12
Article 37       MISCELLANEOUS........................................ 12

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS . REAL ESTATE DEVELOPERS

                             OFFICE BUILDING LEASE

                           R E G E N C Y   P L A Z A


This Lease between MASKATIYA, SURI & CO., INC., A California Corporation, ("Landlord") and Microtec Research, Incorporated, a California Corporation ("Tenant"), is dated June 23, 1988.

1. LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 5.4) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A" and further described at Section 21. The premises are located within the Building and Project described in Section 2m. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2e).

2. DEFINITIONS

As used in this Lease, the following terms shall have the following meanings:

a. Base Rent: $ four hundred fifty nine thousand four hundred fifty six dollars ($459,456.00) per year.

b. Base Year: The calendar year of 1988.

c. Broker(s) and Sales Agent(s): Listing:  A. Whelan, A. Adrian, P. McGuigan
                                 Leasing:  S. Moulds, R. Cohan

d. Commencement Date:  October 1, 1988 or sooner for a term of 60 months. In any event, Landlord will give Tenant Thirty (30) days written notice.

e. Common Areas: the building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f. Expense Stop: (fill in if applicable): $5.00 per square feet per year. Expenses shall be fixed for the first two years and there will be an 8% cap on the increase in operating expenses for yrs 3, 4 & 5.

g. Expiration Date: September 30, 1993, unless otherwise sooner terminated in accordance with the provisions of this Lease.

h. Index (Section 5.2); United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, San Francisco, Oakland Average, Subgroup "All items" (1967 = 100).

i. Landlord's Mailing Address: 2350 Mission College Blvd., Ste. 1050, Santa
                               Clara, California.

   Tenant's Mailing Address: 2350 Mission College Blvd., Ste. 500, Santa Clara,
                             California.

j. Monthly Installments of Base Rent: $ Thirty Eight Thousand Two Hundred Eighty Eight ($38,288.00) per month.

k. Parking: Tenant shall be permitted, upon payment of the then prevailing monthly rate (as set by Landlord from time to time) to park 77 cars on a non-exclusive basis in the area(s) designated by Landlord for parking. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator. Landlord reserves the right to separately charge Tenant's guests and visitors for parking. Tenant will receive their share of covered parking when the Plaza is completed and conditions for parking allocation are determined.

l. Premises: that portion of the Building containing approximately 19,144 square feet of Rentable Area, shown by diagonal lines on Exhibit "A", located on the fifth floor of the Building and known as Suite 500.

m. Project: the building of which the Premises are a part (the "Building") and any other improvements on the real property (the "Property") located at 2350 Mission College Boulevard, Santa Clara, California, and further described at Exhibit "B". The Project is known as REGENCY PLAZA.

n. Rentable Area: as to both the Premises and the Project, the respective measurements of the floor area may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

o. Security Deposits (Article 7): $ Thirty Eight Thousand Two Hundred Eighty Eight Dollars ($38,288.00)

                          MASKATIYA, SURI & CO., INC.                 RGK
                  INVESTMENT BANKERS . REAL ESTATE DEVELOPERS         ---
                                      (1)                           Initials

                                REGENCY PLAZA

p. State: the State of California.

q. Tenant's First Adjustment Date (Section 5.2): the first day of the calendar
   month following the Commencement Date plus    N/A   months.
                                              ---------
r. Tenant's Proportionate Share: 8.2 %. Such share is a fraction. the numerator
                                -------
   of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consist of one building(s) containing a total Rentable Area of 231.000 square feet.

s. Tenant's Use Clause (Article 8): office or other related legal uses.
                                   --------------------------------------------
   ----------------------------------------------------------------------------

t. Term: the period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3. EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

a. Exhibit "A" - Floor Plan showing the Premises.
b. Exhibit "B" - Site Plan of the Project.
c. Exhibit "C" - Building Standard Work Letter.
d. Exhibit "D" - Rules and Regulations.
e. Exhibit "E" - Schedule of Base Year Operating Expenses.
f. Addenda:

  Includes paragraphs 1-10, and, subordination, non-disturbance and attornment agreement.
  -----------------------------------------------------------------------------

  -----------------------------------------------------------------------------

4. DELIVERY OF POSSESSION.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change and the validity of this Lease shall not be impaired, but Rent shall be abated until delivery of possession. "Delivery of possession" shall be deemed to occur on the date Landlord completes Landlord's Work as defined in Exhibit "C." If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent. If T.I.'s are not substantially complete within sixty (60) days of the commencement date set forth in paragraph 2d, Tenant shall have the right to terminate this lease and have no obligation thereafter.

5. RENT.

5.1. Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis on the basis of a 30 day month (except February, which may be 28 or 29 days). Tenant shall pay Landlord the first monthly installment of Base Rent when Tenant executes the Lease which represents the 19th month of the Term of the Lease.

5.3  Project Operating Costs.

  a. In order that the Rent payable during the Term reflect any increase in Project Operating Costs, Tenant agrees to pay to Landlord as Rent, Tenant's Proportionate Share of all increases in costs, expenses and obligations attributable to the Project and its operation, all as provided below.

  b. If, during any calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Section 5.3b.

   (1) The term "Project Operating Costs" shall include all those items described in the following subparagraphs (a) and (b).

       (a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation (i) real property taxes or assessments levied or assessed against the Building or Project, (ii)

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS . REAL ESTATE DEVELOPERS
                                      (2)

                                REGENCY PLAZA

  assessments or charges levied or assessed against the Building or Project by any redevelopment agency, and (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other teases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs. If at any time during the Term the assessed valuation of, or taxes on, the Project are not based on a completed Project having at least eighty-five percent (85%) of the Rentable Area occupied, then the "taxes" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the taxes which would have been payable if the Project were completed and at least eighty-five percent (85%) occupied.

  (b) Operating costs incurred by Landlord in Maintaining and operating the Building and Project, including without limitation the following: costs of (1) utilities; (2) supplies; (3) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance) for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project; (4) services of independent contractors; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of the Building or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants); (6) operation and maintenance of a room for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (7) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager's office); (8) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (9) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; (10) increases over the Base Year in the interest payable by Landlord under the promissory note (if any) evidencing the financing then in place on the Building or Project; (11) increases over the Base Year in any ground rent for the Property payable by Landlord; (12) amortization of capital expenses (including financing costs) (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord to reduce Project Operating Costs; and (13) any other costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project. If at any time during the Term, less than eighty-five percent (85%) of the Rentable Area of the Project is occupied, the "operating costs" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the operating costs which would have been incurred if the Project had been at least eighty-five percent (85%) occupied.

(2) Tenant's Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:

   (a) Beginning with the calendar year following the Base Year and for each calendar year thereafter ("Comparison Year"), Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Project Operating Costs incurred by Landlord in the Comparison Year which exceeds the total amount of Project Operating Costs payable by Landlord for the Base Year. This excess is referred to as the "Excess Expenses."

   (b) To provide for current payments of Excess Expenses, Tenant shall, at Landlord's request, pay as additional rent during each Comparison Year, an amount equal to Tenant's Proportionate Share of the Excess Expenses payable during such Comparison Year, as estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

   (c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total exceeds Tenant's Proportionate Share of the actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant's next ensuing monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section 5.3 shall survive the Expiration Date.

   (d) Tenant's Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriately prorated.

   (e) If any dispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office and, if after such inspection Tenant still disputes the amount of additional rent owed, a certification as to the proper amount shall be made by Landlord's certified public accountant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original statement overstated Project Operating Costs by more than five percent (5%).

   (f) If this Lease sets forth an Expense Stop at Section 2f, then during the Term Tenant shall be liable for Tenant's Proportionate Share of any actual Project Operating Costs which exceed the amount of the Expense Stop. Tenant shall make current payments of such excess costs during the Term in the same manner as is provided for payment of Excess Expenses under the applicable provisions of Section 5.3b(2)(b) and (c) above.

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS . REAL ESTATE DEVELOPERS
                                      (3)

                                 REGENCY PLAZA

9. SERVICES AND UTILITIES.

Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during generally recognized business days, and during hours determined by Landlord in its sole discretion, and subject to the Rules and Regulations of the Building or Project, electricity for normal desktop office equipment and normal copying equipment, and heating, ventilation and air conditioning ("HVAC") as required in Landlord's judgment for the comfortable use and occupancy of the Premises. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or
(iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. *See addendum paragraph 8 services and utilities.

Nothing contained in this Article shall restrict Landlord's right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately metered, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expense incurred by Landlord in keeping account of the utilities so consumed. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplies, window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area.

10. CONDITION OF THE PREMISES.

Tenants taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11. CONSTRUCTLON, REPAIRS AND MAINTENANCE.

    a. Landlord's Obligations. Landlord shall perform Landlord's Work to the Premises as described in Exhibit "C". Landlord shall maintain in good order, condition and repair the Building and all portions of the Premises not the obligation of Tenant or of any other tenant in the Building.

    b. Tenant's Obligations.

       (1) Tenant shall perform Tenant's Work to the Premises as described in Exhibit "C."

       (2) Tenant at Tenant's sole expense shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, Building Standard furnishings and special items and equipment installed by or at the expense of Tenant.

       (3) Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Protect and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant's Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant's Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

       (4) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & SA plus six percent (6%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

                          MASKATIYA, SURI & CO., INC.              RGK
                  INVESTMENT BANKERS . REAL ESTATE DEVELOPERS      ---
                                                                 Initials
                                      (5)

                                 REGENCY PLAZA

15.  CERTAIN RIGHTS RESERVED BY LANDLORD.

     Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant's use or possession of the Premises:

      a. To name the Building and Project and to change the name or street address of the Building or Project;

      b. To install and maintain all signs on the exterior and interior of the Building and Project;

      c. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes,

      d. At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

      e. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

16.  ASSIGNMENT AND SUBLETTING.

     No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

     a. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

     b. If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option. Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

      (1) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

      (2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

      (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

      (4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

      (5) Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder. (See Addendum 10)

     c. Notwithstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Article 8 remains unchanged.

     d. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

     e. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of Two thousand and No/100ths Dollars ($500.00) - On Assignments only. plus any attorneys' fees reasonably incurred by Landlord in connection with such act or request.

 17. HOLDING OVER.

 If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to term and Base Rent), but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred fifty percent (125%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS . REAL ESTATE DEVELOPERS
                                      (7)

     b. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

 22. TENANT'S INSURANCE.

     a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter, within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancellable except after twenty (20) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

     b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included with the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

     c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability.

     d. Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Article. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living in the same manner as is set forth in Section 5.2 hereof for the adjustment of the Base Rent.

23.  WAIVER OF SUBROGATION.

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24. SUBORDINATION AND ATTORNMENT.

Upon written request of Landlord, or any mortgagee or deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any and all mortgage or deeds of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. Tenant hereby appoints Landlord, his successor-in-interest, agents or representatives as its power-of-attorney to execute any and all documents to reflect such subordination, it being agreed that this power-of-attorney is irrevocable and coupled with an interest. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

25. TENANT ESTOPPEL CERTIFICATES.

Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written statement certifying
(a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS . REAL ESTATE DEVELOPERS
                                      (9)

Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against Rent; and (3) not more than one month's Rent has been paid in advance.

26. TRANSFER OF LANDLORD'S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

27. DEFAULT.

27.1 Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

     a.  If Tenant abandons or vacates the Premises; or

     b. If Tenant fails to pay any Rent or any other charges required to bepaid by Tenant under this Lease and such failure continues for fifteen (15) days after payment is due and payable; or

     c. If Tenant fails to promptly and fully perform any other covenant. condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

     d. If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

     e. If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

     f. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five
     (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

     g. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

     h. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs d through g above.

     i. The discovery by Landlord of any material misrepresentation or misstatement of any fact by Tenant.

27.2 Remedies. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

     a. Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

     b. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

     c. Reenter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

If Landlord reenters the Premises under the provisions of subparagraphs b or c above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

In the event of a Tenant default, Tenant, additionally and specifically waives all its rights to any form of automatic court ordered stay from eviction or stay from paying obligations as and when due, Tenant shall forthwith, upon demand of Landlord, deliver vacant possession of the premises without any claim for prior notice, claim for any due legal process or any other reason or claim however founded.

In addition to any other right Landlord may have, Landlord may immediately seize to possess any and all personal property of Tenant as additional security for payment of obligations pursuant to this Lease. Landlord shall have the further right to sell all such possessed property for the best price then available, and apply all such proceeds, first to pay costs and expenses arising from the default, then to pay obligations due and payable pursuant to this Lease, and then any remaining excess shall be paid to Tenant.

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS . REAL ESTATE DEVELOPERS
                                     (10)

Should Landlord elect to terminate this Lease under the provisions of subparagraph a or c above, Landlord may recover as damages from Tenant the following:

     1. Past Rent. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

     2. Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

     3. Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

     4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises including brokers' commissions.

     5. Acceleration of Future Rent. Landlord shall have the right to accelerate all future rental payments and other charges payable by Tenant, in the event of a default by Tenant. The aggregate sum of all such future rents and charges shall become immediately due and payable, upon the occurrence of any event of default.

     6. If this Lease contains provision for any free rent periods or other rental concession, then all such free rent and rental concessions shall be immediately revoked without any notice, if Tenant defaults on this Lease. Additionally, should Tenant continue in possession of the Premises following a default, the amount of the rent payable thereafter shall be set by Landlord, but shall in no event be less than one hundred fifty percent (150%) of the then asking rent for space in the project, as this asking rent is set by Landlord from time to time.*

"The worth at the time of the award" as used in subparagraphs 1 and 2 above, is to be computed by allowing interest at the rate of ten percent (l0%) per annum. "The worth at the time of the award" as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.3 Landlord's Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

28.  BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Broker and Sales Agent. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

29.  NOTICES.

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid and addressed as follows; (a) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

30.  GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

*Landlord shall give Tenant written notice of default and Tenant shall have thirty (30) days to cure said default.

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS . REAL ESTATE DEVELOPERS
                                     (11)

                  [LETTERHEAD OF MASKATIYA, SURI & CO., INC.]

                                [REGENCY PLAZA]

31.  RELOCATION OF PREMISES.

Landlord shall have the right, with mutual consent of the tenant to relocate the Premises to another part of the Building in accordance with the following:

     a. The new premises shall be substantially the same in size, dimensions, configuration, decor and nature as the Premises described in this Lease, and if the relocation occurs after the Commencement Date, shall be placed in that condition by landlord at its cost.

     b. Landlord shall give Tenant at least thirty (30) days written notice of Landlord's intention to relocate the Premises.

     c. As nearly as practicable, the physical relocation of the Premises shall take place on a weekend and shall be completed before the following Monday. If the physical relocation has not been completed in that time, Base Rent shall abate in full from the time the physical relocation commences to the time it is completed. Upon completion of such relocation, the new premises shall become the "Premises" under this Lease.

     d. All reasonable costs incurred by Tenant as a result of the relocation shall be paid by Landlord.

     e. If the new premises are smaller than the Premises as it existed before the relocation, Base Rent shall be reduced proportionately.

     f. The parties hereto shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of Base Rent, if any.

32.  QUIET ENJOYMENT.

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

33.  OBSERVANCE OF LAW.

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

34.  FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

35.  CURING TENANT'S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36.  SIGN CONTROL.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

37.  MISCELLANEOUS.

a. Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

b. Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

c. Attorneys' Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fee, incurred on account of such action or proceeding.

d. Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

e. Changes Requested by Lender, Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

                                     (12)

                 [LETTERHEAD OF MASKATIYA, SURI & CO., INC.]

                                REGENCY PLAZA

f. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State.

g. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

h. Corporate Authority. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

i. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

j. Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

k. Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, including but not limited to, financial statements prepared in accordance with generally accepted accounting principles, including all required financial disclosures reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

l. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

m. Mortgagee Protection. Tenant agrees to send by certified or registered mail to any mortgagee or deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

n. Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

o. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

p. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

q. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

r. Time of the Essence. Time is of the essence of this Lease.

s. Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

t. All of Tenant's representations shall survive the execution of the Lease Agreement, and shall be considered as though currently made.

The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

The parties hereto have executed this Lease as of the date set forth on page 1.

         MASKATIYA, SURI & CO., INC.              MICROTEC RESEARCH INC.

---------------------------------------      ---------------------------------
By: /s/ Sunil Suri                           By:  /s/ Robert Kirk

Its:  Vice President                         Its:  President
    -----------------------------------          -----------------------------

    -----------------------------------          -----------------------------

    -----------------------------------          -----------------------------
             Landlord                                       Tenant

                                     (13)

REGENCY PLAZA

BUILDING STANDARD IMPROVEMENTS

1.   Partitions

     Ceiling height partitions consisting of 2 1/2" metal studs at 24" O.C. with 5/8" gypsum board each side, taped and sanded smooth to receive paint.

     Maximum: One (1) lineal foot per fifteen (15) square feet of useable area.
              Included in this allowance are: demising walls, corridor walls, boxing of columns and window heads and sills.

2.   Doors and Frames

     3'-0" x full height solid core doors In metal frames, Building Standard cherry finish.

     Interior Doors:      Two (2) pair butt hinges, door stop, ASSA Latchset,
     --------------       lever handle, Building Standard finish.

     Single Entry Doors:  Two (2) pair butt hinges, door stop, surface mounted
     ------------------   closer, SCHLAGE Lockset, lever handle, Building
                          Standard finish.

      Maximum:  One (1) Interior Door, frame and hardware per three hundred
                (300) square feet of useable area.
                One (1) Entry Door per Tenant per floor, or as required by Code.

3.    Ceiling

      Suspended acoustical ceiling at 8'-6" above floor, with 2' x 4' ARMSTRONG "Second Look II" regular lay-in ceiling tiles throughout Tenant's space.

4.    Lighting
      Recessed 2' x 4' parabolic fluorescent fixtures with two (2) energy-saving lamps. Elevator lobbies and common toilet facilities will have lighting selected by Landlord.

      Maximum: Not to exceed one (1) fixture per eighty (80) square feet of useable area.

5.    Light Switches

      Building Standard toggle switch and plastic cover plate at standard height.

      Maximum: One (1) double pair per two hundred fifty (250) square feet of useable area.

6.    Electrical Outlets

      Building Standard wall-mounted duplex electrical outlet with plastic cover plate at standard height.

      Maximum: One (1) outlet per one hundred fifty (150) square feet of useable area.

      There shall be two (2) duplex outlets per office and outlets as mutually agreed to in other rooms.

7.    Telephone Outlets

      Wall-mounted telephone outlet.

      Maximum: One (1) outlet per two hundred (200) square feet of useable area.

8.    Floor Covering and Base

      Building Standard tufted cut pile, 37 oz. Anso IV nylon fiber, glue direct, or; resilient flooring in color selected by Tenant from Landlord's standard colors, throughout Tenant's space. Resilient base, 2 1/2" carpet type, in color selected by Tenant from Landlord's standard colors.

9.    Paint

      Stipple primer and one (1) coat satin finish latex enamel paint in colors selected by Tenant from Building Standard selection. Not more than two (2) colors in any single room or office, and not more than one (1) color per wall.

10.   Window Covering

      Building Standard 1" aluminum mini-blinds, with tilt wand, on all exterior windows. No deletions or substitutions allowed.

11.   Fire Protection System

      A fire protection system including fire alarms, annunciators, smoke detectors and sprinklers, located in a Building Standard pattern to conform with applicable codes. Any alterations or additions to said system, required to accommodate Tenant Improvements, shall be at the Tenant's sole expense.

12.   Lighted Exit Lights

      One (1) exit light per three thousand (3,000) square feet of useable area.

13.   HVAC (Heating, Ventilating and Air Conditioning)

      A complete year-round HVAC system engineered to handle normal office useage, with ducted supply air through ceiling diffusers, zoned and located in a Building Standard pattern. Return air through exhaust vents. Any alterations or additions to said system, required to accommodate Tenant Improvements, shall be at Tenant's sole expense.

14.   Tenant Signage

      One (1) Building Standard Tenant identification sign at Tenant's entry door and inclusion in Building Lobby Directory.


*NOTE: IF THE MAXIMUM ALLOWANCE QUANTITIES SET FORTH ABOVE ARE USED IN EVERY CATEGORY, THE BUILDOUT MAY EXCEED THE STANDARD BUILDOUT ALLOWANCE.

                                   EXHIBIT D

                  [LETTERHEAD OF MASKATIYA, SURI & CO., INC]

                                 REGENCY PLAZA

                             RULES AND REGULATIONS

The following Rules and Regulations are a material part of the lease obligation, and shall be faithfully performed by Tenant, it's employees, agents and representatives. Serious penalties may be assessed against Tenant if these Rules are not followed.

1. No sign, placard. picture. advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however; that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise sunscreen any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress and egress from their respective Premises.

3. The toilet rooms, urinals. wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

4. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

5. No furniture, freight or equipment of any kind shall be brought into the building without the prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner or moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord shall not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

6. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

7. No cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise. for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. No cooking other than microwave cooking.

8. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

9. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

10. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 PM. and 8:00 A.M. the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge or has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the Tenants and protection of property in the Building and the Premises.

11. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

12. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

13. Landlord shall have the right, exerciseable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

                                      (1)

                 [LETTERHEAD OF MASKATIYA, SURI & CO., INC.]

                                REGENCY PLAZA

14. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

15. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

16. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

17. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

18. Tenant, it's employees, agents and representatives, shall be allowed to park in areas designated as surface parking (1) one automobile for each 300 square feet of leased area free of charge, unless this service is discontinued by Landlord, Landlord may impose a parking charge for each additional automobile parked by Tenant, it's employees, agents and representatives. Automobiles illegally parked shall be towed by Landlord, at the sole expense of Tenant.

19. Landlord shall provide all utilities (including but not limited to HVAC, power, water, janitorial) during normal business hours from 7:00 A.M. to 6:00 P.M., weekday, excluding legal holidays. Tenant shall pay for the use of any utilities during hours or days other than those set forth above. Charges for these utilities shall be based directly on usage, and at rates set by Landlord from time to time. Tenant shall pay all such charges monthly, in addition to the monthly base rent. See Addendum #8.

20. All deliveries to the Premise of tenants, that require use of trolleys, carts, and can potentially disturb the free movement of people, can only be made after normal business hours, as set forth above in Article 19, or as set by Landlord. Wherever possible Tenant shall direct and use the freight elevator as marked for deliveries. All deliveries have to be accessed from the delivery entrance, and no deliveries will be permitted from the main entrances.

21. Tenant shall at the end of each weekday, deposit in an area within the tenant's suite as designated by Tenant in writing to Landlord all cardboard boxes and other heavy trash for removal by the janitors. Landlord shall provide services for removal of all normally generated trash by office use. Landlord may assess additional charges to Tenant, which charges must be paid monthly, for removal of any trash other than normally generated office related trash. Landlord's judgment in determining the nature and identity of such trash shall be final.

Tenant shall not deposit or leave any trash outside Tenant's suite, in a public corridor. If Landlord is required to remove any such trash, Landlord shall assess additional charges to Tenant.

In addition to the trash in the special designated area as set forth above, the Janitors will remove only trash clearly deposited in wastebaskets.

22. Tenant, its employees, agents and representatives shall not deposit any coffee grinds, tea bags or the like in any public washroom. To the extent possible all such waste shall be deposited in a properly lined, waterproof wastebasket.

23. If spots are created on the carpeting, floor covering, drapes etc., Landlord shall immediately cause these spots to be removed by dry cleaning or whatever process required. Tenant shall pay for the cost of any such spot removal.

24. Tenant shall not alter or install any new locks on any doors or windows without first obtaining Landlord's written consent. Tenant shall, if permitted by Landlord to install any special lock, provide Landlord with at least three
(3) keys for any such lock.

25. Tenant shall maintain a list of all employees with keys and access to the building and Tenants suite. This list shall be updated no less than monthly, and be provided to Landlord on the first day of each month.

26. Landlord may change, modify or add any rule and regulation. To the extent possible, Landlord shall provide all Tenants with written notice of any such change. Landlord's failure to so provide a notice can not be used by Tenant as an excuse for non-observance of any rule or regulation.

27. If Landlord provides a security station within the building, Tenant shall observe all check-in and check-out procedures as set by the Chief Security Officer, for the Premises.

                                      (2)

                                                      MASKATIYA, SURI & CO. INC.

23-Feb-88

   REGENCY PLAZA ONE

   SCHEDULE OF BASE YEAR OPERATING EXPENSES (1987 )

                                     TOTAL          COST/SF      % OF TOTAL       PROJECTED        COST/SF
                                     1987                                         @FULL OCC
                                                                                    1987
    CATEGORY:
 1  INSURANCE                         $23,709          $0.10         2.64%        $   28,000         $0.12
 2  PGE                               169,970           0.74        18.92%           305,000          1.32
 3  TELEPHONE                           9,000           0.04         1.00%             9,000          0.04
 4  TRASH                               7,571           0.03         0.84%             7,571          0.03
 5  HVAC MAIN                          18,256           0.08         2.03%            19,200          0.08
 6  JANITOR                            76,970           0.33         8.57%           180,180          0.78
 7  GARDNER                            26,517           0.11         2.95%            26,517          0.11
 8  PLANT RENTAL                        4,658           0.02         0.52%             5,400          0.02
 9  SECURITY                           43,198           0.19         4.81%            43,198          0.19
 10 WINDOW CLEAN                        4,500           0.02         0.50%             4,500          0.02
 11 ELEVATOR                           18,164           0.08         2.02%            24,000          0.10
 12 SALARIES                           76,815           0.33         8.55%            76,815          0.33
 13 PRINTING                            1,927           0.01         0.21%             3,000          0.01
 14 OFF SUPPLIES                       15,771           0.07         1.76%            15,771          0.07
 15 MAINT SUPPLIES                     11,291           0.05         1.26%            15,000          0.06
 16 PROPERTY TAX                      284,113           1.23        31.63%           284,113          1.23
 17 MISC                                4,951           0.02         0.55%             4,951          0.02
 18 PROF FEES                          15,496           0.07         1.73%            15,496          0.07
 19 LIFE SAFETY                        12,809           0.06         1.43%            12,809          0.06
 20 REPAIRS                             5,288           0.02         0.59%             5,288          0.02
 21 RENT                               42,000           0.18         4.68%            42,000          0.18
 22 CLUB MGR                           25,200           0.11         2.81%            25,200          0.11

    TOTAL                            $898,173          $3.89       100.00%        $1,153,009         $4.99

     THIS IS AN ADDENDUM TO AND PART OF THAT LEASE DATED JUNE 23, 1988 BY AND BETWEEN MASKATIYA, SURI & COMPANY, INC., AS "LANDLORD", AND MICROTEC RESEARCH, AS "TENANT", AND IS BEING ENTERED INTO AS AN ADDITIONAL CONSIDERATION FOR THIS LEASE AND IS AS FOLLOWS:

     1. Base Rent:  See 2a and 2j of the Lease.
        ----------

        Months 01-18: Shall be rent free including operating expenses ("rent
        ------------
        concession" term).

        Months 19-60: Shall be Thirty Eight Thousand Two Hundred Eighty Eight
        ------------
        Dollars ($38,288.00) per month.

        Landlord reserves the right to reschedule the rental structure, without changing the effective rent. In no event shall the base rent be increased. Landlord will give Tenant ninety (90) days prior notice of any such change.

     2. Option to Extend: Tenant is given one (1) five (5) year option to
        -----------------
        extend the term under all the provisions contained in this Lease. Rental rate will be increased based on the increased San Francisco-Oakland All Urban Consumers Price Index using 1988 as the base year. In no event shall such increase exceed a simple non-cumulative increase of five percent (5%) per year (i.e. 25%) on the base rental rate of $2.00 a square foot.

        ("Extended term") following expiration of the initial term, shall be invoked by giving notice of exercise of the option ("option notice") to Landlord at least one hundred eighty (180) days before the expiration of the term. Provided that, if Tenant is in default on the date of giving the option notice, the option notice shall be totally ineffective, or if Tenant is in default on the date the extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the initial term.

     3. Option and Continuing Interest: For one six (6) month period
        -------------------------------
        commencing upon occupancy of the fifth floor Tenant shall have the right to lease five thousand three hundred seventy three (5,373) square feet on the fourth floor (per Exhibit E) under the same terms and conditions of said Lease. Additional leased premises will be co-terminous with this lease (but in no event for less than three (3) years). The load factor on this multi-tenant floor is fourteen percent (14%). Tenant Improvement allowance to be a maximum of Twenty Five Dollars ($25.00) per usable square foot. The free rent period on the optioned space shall be coterminous with the free rent of the initially leased space.

        On month seven (7) of the Lease, the Option to Extend shall convert to a First Right of Refusal with the following provisions.

             Area to include the original five thousand three hundred seventy three (5,373) square feet or any portion of that same five thousand three hundred seventy three (5,373) square feet that remains on the fourth (4th) floor. (Exhibit E)

             If Landlord receives a bona fide offer from a third party with respect to such additional space, Landlord shall notify Tenant of the terms under which Landlord would be willing to lease such additional space.

                Tenant shall have three (3) working days from the date of receipt of such notice within which to accept or reject the offer in writing. Should Tenant fail to respond in writing, said offer shall be deemed rejected. In the event such lease to a third party is not consummated as contemplated by such bona fide offer, any new determination by Landlord to Lease shall be considered a new transaction and the provisions of this Paragraph shall be applicable.

        4. Meeting space: Landlord will provide Tenant with the use of 1,200
           -------------
           plus or minus square feet of space within Regency Plaza for Tenant's monthly employee assembly. Tenant will make reservations for the use of this space not less than ten (10) working days prior to proposed use.

        5. Existing Rent Obligation: In order to accommodate an occupancy date
           ------------------------
           of October 1, 1988 (or substantial completion date as appropriate), Landlord will reimburse Tenant for the payment of all lease payments and triple net (NNN) fees associated with their present tenancy. In no event will Landlord's obligation exceed Nineteen Thousand Seven Hundred Seventy Three Dollars ($19,773.00) per month. These reimbursements shall commence upon occupancy at Regency Plaza and partial months shall be pro rated appropriately. Landlord will reimburse Tenant monthly upon written evidence that the Tenant has paid the rental charges for its tenancy at 3930 Freedom Circle in Santa Clara. Payments to be made within five (5) working days after receipt of said invoice. Payments shall terminate February 1, 1989.

        6. Tenant Improvements: Landlord will provide turnkey improvements as
           -------------------
           per the attached floor plan, Exhibit "A" and Exhibit "B" Building Standard Work letter.

        7. Office Wiring: Landlord will provide telecommunications service to
           -------------
           include ethernet cabling and drops, serial terminal drops and telephone drops. This telecommunication system is based upon the needs set forth in the attached Exhibit C and relates only to the wiring on the fifth floor. All such wiring needed by the attached Exhibit C shall be completed prior to Tenant's occupancy. Landlord's obligation for said wiring shall then cease. Cost of said wiring is not to exceed Thirty Five Thousand Dollars ($35,000.00). The Tenant agrees that this service will be provided by Introlink. Landlord will have the right to use Tenant's existing equipment as necessary (the down time for tenant is to be mutually agreed upon). In the event the cost of this wiring is less than Thirty Five Thousand Dollars ($35,000.00) any savings up to Ten Thousand Dollars ($10,000.00) will be applied to the Tenant's moving expenses. In the event the cost of wiring exceeds Thirty Five Thousand Dollars ($35,000.00) all additional costs will be paid by Tenant. Whenever available warranties will be granted to the Tenant with respect to the foregoing paragraph.

        8. SERVICES AND UTILITIES
           ----------------------

           It is understood that power and HVAC will be provided on a 24 hour basis to certain designated areas within the premises.

        9. ALTERATIONS AND ADDITIONS
           -------------------------

           Notwithstanding the foregoing, Tenant shall obtain a comprehensive bid from a contractor acceptable to Landlord for any such additions and alterations.

           Landlord shall have the right, but not the obligations, to complete such additions and alterations for the same cost as the first acceptable bid.

THIS AMENDMENT is executed at   Santa Clara, California
                              ------------------------------------------
_______________________________________________________ this 19th day of
                                                             -----------
June, 1989, by and between Microtec Research, Incorporated, A California
----  ----                  --------------------------------------------
Corporation ("Lessee") and Maskatiya, Suri & Company, Incorporated, A California
----------------------     -----------------------------------------------------
Corporation By: Regency Plaza Office Building One, Incorporated, A Delaware
---------------------------------------------------------------------------
Corporation
-----------


("Lessor"), for the premises located at 2350 Mission College Boulevard, Suite
                                        -------------------------------------
#500, Santa Clara, California 95054 ("Premises").
-----------------------------------

Lessor and Lessee, being parties to that Lease dated June 23, 1988 hereby
                                                     -------    --
express their mutual desire and intent to amend Lessee's tern of lease as follows:

AMENDMENT
---------

In the above referenced Lease, Lessee's lease tern commenced on October 1, 1988
                                                                             --
and ended on September 30, 1993. Lessee's revised lease term shall
             ------------    --
commence on November 1, 1988 and end on October 31, 1993.
            ----------  ----            ----------  ----

INCORPORATION
-------------

Except as modified herein, all other terms and conditions of the Lease between the parties above described shall continue in full force and effect.

LESSOR:                                   LESSEE:

MASKATIYA, SURI, & COMPANY                MICROTEC RESEARCH, INCORPORATED
INCORPORATED, A DELAWARE                  A CALIFORNIA CORPORATION
CORPORATION; BY: REGENCY
PLAZA OFFICE BUILDING ONE,
INCORPORATED, A DELAWARE
CORPORATION



BY /s/ Thomas A. Jahad                 BY  /s/ Robert G. Kirk
  ----------------------------           ---------------------------
    (Authorized Signature)                 (Authorized Signature)

       Vice-President                    Robert G. Kirk, President
  ----------------------------           ---------------------------
        (Title)                                   (Title)

           7/14/89
  ----------------------------           ---------------------------
      (Execution Date)                        (Execution Date)

BY                                     BY
  ----------------------------           ---------------------------
    (Authorized Signature)                  (Authorized Signature)


  ----------------------------           ---------------------------
          (Title)                                 (Title)

                               POSSESSION LETTER
                               -----------------


Tenant Name:      Microtec Research
Suite Number:     500
Dated:            November 2, 1988


We, the undersigned, have accepted the Premises as complete, and ready for occupancy, pursuant to our Lease Agreement with Maskatiya, Suri & Co., Inc. "Landlord" (except for punch list items which Landlord shall complete).

We understand that rent commences as of occupancy, December 3, 1987.

We have received the following:

    70 Sets of suite keys.
   ----
    35  XCI access cards for 24 hour building access.
   ----
        Punch list (attached).

We understand that the keys and magnetic cards are Landlords property, and are to be returned upon Landlords reasonable demand or upon termination of occupancy. We agree to advise Landlord of any additional copies made of the above sets, and to keep a record of each such user.


Signed:
        -----------------------

Dated:
        -----------------------

Please Print

Name:
        -----------------------

Title:
        -----------------------

                                 REGENCY PLAZA

                             OFFICE BUILDING LEASE

This Lease is made between REGENCY PLAZA INTERNATIONAL, INC., a Delaware
                           ---------------------------------
Corporation, ("Landlord"), and MICROTEC RESEARCH INC., a California
                               ------------------------------------
Corporation,("Tenant") and is dated as of April 5, 1991.
---------------------

1. LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 5.4) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal or outlines on the floor plans attached hereto as Exhibits "A", and "A-1", and further described at Section 2(i). The premises are located within the Building and Project described in Section 2(m). Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas, as defined at Section 2(e).

2.  DEFINITIONS.

As used in this Lease, the following terms shall have the following amounts or meanings:

a.  Base Rent: $30,000 per annum, (Thirty thousand dollars only).

b.  Base Year: 1990.

c.  Broker(s) and Sales Agent(s): None.

d.  Commencement Date: June 1, 1991,

e. Common Areas: The Building's lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f.  Expense Stop: None.

g.  Expiration Date: May 31, 1996, unless otherwise sooner terminated in
                     ------------
accordance with the provisions of this Lease.

h. Index (Section 5.2): United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, San Francisco Bay Area Average, Subgroup "All Items". (1967=100).

i. Landlord's Mailing Address: 2350 Mission College Boulevard, Suite 1050, Santa Clara, CA, 95054; (408)982-3800.

    Tenant's Mailing Address: 2350 Mission College Boulevard, Suite 500, Santa Clara, CA 95054.

j. Monthly Installments of Base Rent: $2,500 (Two Thousand Five Hundred Dollars
Only).

k. Parking: Tenant shall be permitted, upon payment of the then prevailing monthly rate (as set by Landlord from time to time) to park Four (4) cars on a non-exclusive basis in the area(s) designated by Landlord for parking. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator. Landlord reserves the right to separately charge Tenant's guests and visitors for parking.

l. Premises: That portion of the Building containing approximately 1,313 square
                                                                   ------------
feet of Rentable Area, as set forth in Exhibit "A", located on the Second Floor
----                                                               ------------
of the Building and known as Suite #275.
                             ----------

m. Project: The Building of which the Premises are a part (the "Building"), the Land on which the Building is situated and any other improvements on the real property (the "Property") located at 2350 Mission College Boulevard, Santa Clara, California, and further described at Exhibit "B". The Project is known as REGENCY PLAZA ONE.

n. Rentable Area: The measurements of floor area as may, from time to time, be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

o. Security Deposit (Article 7): $2,500 (Two Thousand Five Hundred Dollars
Only).

p.  State: The State of California.

q. Tenant's First Adjustment Date (Section 5.2): The first day of the Thirty-first (31) month of the Lease Term, and each anniversary of the commencement date of the lease thereafter.

r. Tenant's Proportionate Share: 0.5%, Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of one Building containing a total Rentable Area of approximately 224,000 square feet. Landlord reserves the right to change the net rentable area without notice to Tenant and Landlord's figures shall be binding.

s.  Tenant's Use Clause (Article 8): General office use.

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS - REAL ESTATE DEVELOPERS
                                      (1)

t. Term: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date: Five (5) Years.

3. EXHIBITS AND ADDENDA.

The exhibits and addenda listed below are incorporated by reference in this
Lease:

a. Exhibit "A" - Floor Plans showing the Premises.
b. Exhibit "B" - Site Plan of the Project.
c. Exhibit "C" - Building Standard Work Letter.
d. Exhibit "D" - Rules and Regulations.

4. DELIVERY OF POSSESSION.

"Delivery of Possession" shall be the day which is the earlier of; (i) the date on which Landlord substantially completes its work as set forth in Exhibit "C" or, (ii) the date on which the tenant commences its business from the premises.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability for such failure. The Expiration Date shall be extended day for day to reflect the delay in commencement and the validity of this Lease shall not be impaired, but Rent shall be abated until delivery of possession. If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

5. RENT.

5.1 Payment of Base Rent.

Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis on the basis of a 30 day month (except February, which may be 28 or 29 days). Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes this Lease.

5.2 Adjusted Base Rent.

a.  The amount of Base Rent (and the corresponding Monthly Installments of Base
Rent) payable hereunder shall be adjusted annually (the "Adjustment Date"), commencing on Tenant's First Adjustment Date and on the anniversary date of the commencement of the lease thereafter. Adjustments, if any, shall be based upon increases (if any) in the Index. The Index in publication three (3) months before the Commencement Date shall be the "Base Index." On each Adjustment Date, the Base Rent shall be increased by a percentage equal to the percentage increase, if any, in the Index in publication three (3) months before the Adjustment Date (the "Comparison Index") over the Base Index ("Adjusted Base Rent"). In the event the Comparison Index in any year is less than the Comparison Index (or Base Index, as the case may be) for the preceding year, the Base Rent shall remain the amount of Base Rent payable during that preceding year. When the adjusted Base Rent payable as of each Adjustment Date is determined, Landlord shall give Tenant written notice of such adjusted Base Rent and the manner in which it was computed. The adjusted Base Rent shall thereafter be the "Base Rent" for all purposes under this Lease.

b. If at any Adjustment Date the Index no longer exists in the form described in this Lease, Landlord may substitute any substantially equivalent official index published by the Bureau of Labor Statistics or its successor. landlord shall use any appropriate conversion factors to accomplish such substitution. The substitute index shall than become the "Index" hereunder.

5.3 Project Operating Costs.

a. In order that the Rent (as further defined in Section 5.4) payable during the term, reflect any increase in Project Operating Costs, Tenant agrees to pay to Landlord as Rent, Tenant's Proportionate Share of all increases in costs, expenses and obligations attributable to the Project and its operation, as provided below.

b. If, during any calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, [or the Expense Stop, if one is provided in Section 2 (f)], Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Section.

(1) The term "Project Operating Costs" shall include all those items described in the following subparagraphs (a) and (b).

        (a) Taxes: All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation; (i) real property taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, and (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or Federal Government or their agencies, branches or departments; provided that if any time during the Term any governmental entity levies, assesses or imposes on Landlord any: (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project; or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent; or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases; or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs. If at any time during the Term the assessed valuation of, or taxes on, the Project are not based on a completed Project having at least eighty-five percent (85%) of the Rentable Area occupied, then the "taxes" component of Project Operating Costs shall be adjusted by

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS - REAL ESTATE DEVELOPERS

                                      (2)

9. SERVICES AND UTILITIES.

Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises, during generally recognized business days and during hours determined by Landlord, in its sole discretion, and subject to the Rules and Regulations of the Building or Project electricity for normal desk top office equipment and normal copying equipment, and heating, ventilation and air conditioning ("HVAC") as required in Landlord's judgment for the comfortable use and occupancy of the Premises. If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such services upon reasonable notice from Tenant and Tenant shall pay Landlord's charges therefore on demand. Landlord shall also maintain and keep lighted the common stars, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of: (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services;
(ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project; or (iii) the "limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to, failure to furnish any such services. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by Landlord. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the premises as general office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter or electrical current meter in the Premises to measure the amount of water or electric current consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant's expense.

Nothing contained in this Article shall restrict Landlord's right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately metered, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expenses incurred by Landlord in keeping account of the utilities so consumed. Tenant shall be responsible for the cost of maintenance and repair of any such meters at its sole cost.

Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplies, window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area.

10. CONDITION OF THE PREMISES.

Tenants taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11. CONSTRUCTION, REPAIRS AND MAINTENANCE

a. Landlord's Obligations:

     Landlord shall maintain in good order, condition and repair the Building and all portions of the Premises not the obligation of Tenant or of any other tenant in the Building.

b.   Tenant's Obligations:

     (1) Tenant at Tenant's sole expense shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior equipment, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, Building Standard furnishings and special items and equipment installed by or at the expense of Tenant or Landlord

    (2) Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facility and systems thereof, the need for which arises out of; (i) Tenant's use or occupancy of the Premises;
(ii) the installation, removal, and or operation of Tenant's Property (as defined in Article 13) in the Premises; (iii) the moving of Tenant's Property into or out of the Building; or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

     (3) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises, If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & SA, (or such other Bank as may be comparable in Landlord's opinion) plus six percent (6%) per annum, but not to exceed the maximum rate then allowable by law, from the date of commencement of such work till

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS - REAL ESTATE DEVELOPERS
                                      (4)
paid for by Tenant Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

c. Compliance with Law:

Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinance, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

d. Waiver by Tenant

Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

e. Load and Equipment Limits:

Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, (as of the date of this Lease, the maximum permitted load is eighty (80) pounds per square foot, but this is subject to change by Landlord without notice), as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

f. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required to make or be permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

g. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

h. Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord, clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to Section 13(b) shall be repaired by Tenant at Tenant's expense. If tenant fails to remove or repair the premises to a reasonable state as may be directed by Landlord, Landlord may make all necessary repairs (but is not obligated to) for and on account of Tenant. Tenant shall, within ten (10) days alter a notice has been delivered to Tenant, pay all such costs, including a charge for interest as determined by Landlord and Landlord's fee for all such work. If Tenant fails to pay these costs, then, in addition to other rights and remedies available to Landlord at law or in equity resulting from such non payment, Landlord may deduct all such costs from any Security Deposit provided to Landlord.

12.  ALTERATIONS AND ADDITIONS

a. Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord's option, require that any such work be performed by Landlord or Landlord's designated contractor, in which case, the cost of such work shall be paid for before commencement of the work. In addition to the foregoing, Tenant shall pay to Landlord, a supervision and administrative fee of fifteen percent (15%) of the cost of the work. If Landlord allows Tenant's contractor to do such alterations, Tenant shall provide any and all documents required by Landlord to review and approve in its sole and absolute discretion. Tenant's contractor shall observe all rules and regulations as set forth by Landlord, including but not limited to Landlord's rules for construction contractors.

b.  Tenant shall pay the costs of any work done on the Premises pursuant to
Section 12 (a), and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnity, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant. Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date sufficient time, before that date, to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

c. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least one and one-half (1 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work. Nothing contained in this Section 12(c) shall relieve Tenant of its obligation under Section 12(b) to keep the Premises, Building and Project free of all liens.

d. Unless their removal is required by Landlord as provided in Section 12(a), all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13(b).

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS - REAL ESTATE DEVELOPERS
                                      (6)

13.  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

a. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13(b).

b. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the premises and acquired by the tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal properly owned by Tenant and located in the Premises (collectively "Tenant's Property') shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14.  RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "D" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

15.  CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without liability to Tenant for, (a) damage or injury to property, person or business; (b) causing an actual or constructive eviction from the Premises; or (c) disturbing Tenant's use or possession of the Premises:

a. To name the Building and Project and to change the name or street address of the Building or Project;

b. To install and maintain all signs on the exterior and interior of the Building and Project;

c. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

d. At any time during the Term, and to the extent possible on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

e. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

16.  ASSIGNMENT AND SUBLETTING.

a. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

b. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or subletting or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

c. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of two thousand and NO/100 ($2,000.00) plus any attorney's fees reasonably incurred by Landlord in connection with such act or request.

d. Notwithstanding the provisions of Paragraphs (a) and (b) above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that: (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease; (ii) Tenant remains fully liable under this Lease; and (iii) the use of the Premises under Article 8 remains unchanged.

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS - REAL ESTATE DEVELOPERS
                                      (7)

17. HOLDING OVER.

If after expiration of the Term, Tenant remains in possession of the premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to Term and Base Monthly Rent), but the Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred fifty percent (150%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

18. SURRENDER OF PREMISES.

a. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for; (i) reasonable wear and tear; (ii) loss by fire or other casualty; and (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

b. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender all keys to the Premises.

19.  DESTRUCTION OR DAMAGE.

a. If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's opinion, be completed within ninety (90) days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19(d).

b. If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within ninety (90) days. Landlord may eject, upon notice to Tenant, given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19(a). If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

c. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within ninety (90) days. Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19(a). If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

d. If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

e. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

20.  EMINENT DOMAIN.

a. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner, for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that: (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business; and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth
(30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

b. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

c. In the event of a partial taking of the Premises which does not result in a termination of this Lease. Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property.

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS - REAL ESTATE DEVELOPERS
                                      (8)

21. INDEMNIFICATION.

a. Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property. Tenant or any other person, or for any injury to or death of any person, arising out of: (1) Tenant's use and occupancy of the Premises any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this Lease; or
(3) any negligent or otherwise tortuous act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall, at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

b. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, water appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

22.  TENANT'S INSURANCE.

a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord's request, mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain: (i) a cross liability endorsement; (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance; and (iii) a waiver by the insurer or any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefore. Landlord may, at any time, and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after twenty (20) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term. Tenant shall procure, pay for and maintain in effect policies of casualty insurance including but not limited to, covering: (i) all Leasehold Improvement (including but not limited to any and all alterations, additions or improvements as may be made by Landlord or by Tenant pursuant to the provisions of Article 12 hereof); and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included with the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. If this Lease is terminated, following a casualty or event described in this Lease, the proceeds under (i) above, shall be paid to Landlord, and the proceeds under (ii) above, shall be paid to Tenant.

c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability.

d. Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Article. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living in the same manner as is set forth in Section 5.2 hereof for the adjustment of the Base Rent.

For purpose of this article, if the Base Rent does not adjust to reflect any increase in the CPI as set forth in section 5.2, the index shall nevertheless be used to increase the amounts of insurance coverage.

23.  WAIVER OF SUBROGATION.

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give noticed to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS - REAL ESTATE DEVELOPERS
                                      (9)

24. SUBORDINATION AND ATTORNMENT.

This Lease and any estate created by it in favor of Tenant, shall always be subordinate to any mortgage or its lien, unless not required by Landlord.

Upon written request of Landlord, or any mortgagee or deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, within 5 days following the receipt of such request, execute in writing, any and all documents which subordinate its rights under this Lease to the lien of any and all mortgage or deeds of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. Tenant hereby appoints Landlord, his successor-in-interest, agents or representatives as its power-of-attorney to execute any and all documents to reflect such subordination, it being agreed that this power-of-attorney is irrevocable and coupled with an interest. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

Tenant's failure to timely execute these documents shall at Landlords option constitute a breach of this Lease, and Tenant shall be liable to Landlord (in addition to all remedies available to Landlord by Law or in equity and as prescribed in this Lease), for all direct and proximate damages caused to Landlord by Tenant's failure.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the Lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease.

25.  TENANT ESTOPPEL CERTIFICATES.

Within five (5) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written statement including but not limited to, certifying: (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender.

Tenant's failure to execute and deliver such statement within the time required shall at Landlord's option, constitute a breach of this Lease (and Tenant shall be liable to Landlord for all direct and proximate damages caused Landlord by Tenant's breach) and shall also be conclusive upon Tenant that: (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) not more than one month's Rent has been paid in advance.

26.  TRANSFER OF LANDLORD'S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

27.  DEFAULT.

27.1 Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

a.  If Tenant abandons or vacates the Premises; or

b   If Tenant fails to pay any Rent or any other charges required to be paid by
Tenant under this Lease and such failure continues for five (5) days after such payment is due and payable; or

c. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, unless the Lease provides for fewer days, in which case the expressed number of days shall govern; or

d. If a writ of attachment or execution is levied on this Lease or on any of Tenant's property, or

e. If Tenant makes a general assignment for the benefit of its creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

f. If Tenant files a voluntary petition for relief or if a petition against Tenant, is filed involuntarily, in a proceeding under the federal bankruptcy laws or other insolvency laws, or if a petition is filed under the provisions of any law providing for reorganization or winding up of corporations, and this filing is not withdrawn or dismissed within forty-five (45) days thereafter, or if any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or a substantial part of its properly, and such jurisdiction, custody or control remains in force unrelinquishied, unstayed or unterminated for a period of forty-five (45) days; or

g. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

h. If Tenant is a partnership or consists of more than one (1) person or entity, and any partner of the partnership, or other person or entity is involved in any of the acts or events described in subparagraphs (d) through (g) above; or

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS - REAL ESTATE DEVELOPERS
                                      (10)

i. There occurs a significant adverse change in the financial position of Tenant; or

j. The discovery by Landlord of any material misrepresentation or misstatement of any fact by Tenant.

27.2 Remedies. In the event of Tenant's default resulting from an event described above, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

a. Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

b. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

c. Reenter the Premises under the provisions of subparagraph (b), and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

If Landlord reenters the Premises under the provisions of subparagraphs (b) or
(c) above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

In the event of a Tenant default, Tenant, additionally and specifically waives all its rights to any form of automatic court ordered stay from eviction or stay from paying obligations as and when due. Tenant shall forthwith, upon demand of Landlord, deliver vacant possession of the premises without any claim for prior notice, claim for any due legal process of any other reason or claim however founded.

In addition to any other right Landlord may have, Landlord may immediately seize to possess any and all personal property of Tenant as additional security for payment of obligations pursuant to this Lease. Landlord shall have the further right to sell all such possessed property for the best price then available, and apply all such proceeds, first to pay costs and expenses arising from the default, then to pay obligations due and payable pursuant to this Lease, and then any remaining excess shall be paid to Tenant.

Should Landlord elect to terminate this Lease under the provisions of subparagraph (a) or (c) above, Landlord may recover as damages from Tenant the following:

1. Past Rent. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

2. Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

3. Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under, this Lease or which in the ordinary course of things would be likely to result therefrom including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in: (a) retaking possession of the Premises; (b) maintaining the Premises after Tenant's default; (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations; and (d) reletting the Premises, including brokers' commissions.

"The worth at the time of the award" as used in subparagraphs 1 and 2 above, is to be computed by allowing interest at the higher of eighteen-percent (18%) per annum or the maximum rate permitted by Law. "The worth at the time of the award" as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease, shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

In addition to the foregoing damages, Landlord shall have the right to accelerate all future rental payments and other charges payable by Tenant. The aggregate sum of all such future rents and charges shall become immediately due and payable.

27.3 Landlords Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sus-

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS - REAL ESTATE DEVELOPERS
                                      (11)

                  [LETTERHEAD OF MASKATIYA, SURI & CO., INC.]

                                REGENCY PLAZA

tained by Tenant as a result of Landlord's breach provided however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

28. BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Broker and Sales Agent as set forth in this Lease. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant

29. NOTICES.

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid and addressed as follows: (a) if to Landlord, the Landlord's Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

30. GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

31. RELOCATION OF PREMISES.
Landlord shall have the right to relocate the Premises to another part of the Building in accordance with the following:

a. The new premises shall be substantially the same in size, dimensions, configuration, decor and nature as the Premises described in this Lease, and if the relocation occurs after the Commencement Date, shall be placed in that condition by Landlord at its cost.

b. Landlord shall give Tenant at least thirty (30) days written notice of Landlord's intention to relocate the Premises.

c. As nearly as practicable, the physical relocation of the Premises shall take place on a weekend and shall be completed before the following Monday. If the physical relocation has not been completed in that time, Base Rent shall abate in full, from the time the physical relocation commences to the time it is completed. Upon completion of such relocation, the new premises shall become the "Premises" under this Lease.

d. All reasonable costs incurred by Tenant as a result of the relocation shall be paid by Landlord.

e. If the new premises are smaller than the Premises as it existed before the relocation, Base Rent shall be reduced proportionately.

f. The parties hereto shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of Base Rent, if any.

32. QUIET ENJOYMENT.

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

33. OBSERVANCE OF LAW.

Tenant shall not use the Premises, or permit anything to be done in or about the Premises, which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant whether Landlord is a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

34. FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that preven-

                                      (12)
tion, delay or stoppage. Nothing in this Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

35. CURING TENANT'S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36. SIGN CONTROL.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

37. MISCELLANEOUS.

a. Accord and Satisfaction, Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

b. Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

c. Attorneys' Fees. If any action or proceeding is brought by either party against the other pertaining to, or arising out of, this Lease, and whether or not the action is finally prosecuted, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees incurred on account of such action or proceeding.

d. Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

e. Changes Requested by Lender. At any time during the Lease Term, Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest so long as these changes do not alter the basic economic terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the Tenant. Landlord's determination of materiality shall be binding.

f. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State.

g. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

h. Corporate Authority. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

i. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

j. Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

k. Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, including but not limited to, financial statements prepared in accordance with generally accepted accounting principles, including all required financial disclosures reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

l. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

m. Mortgage Protection. Tenant agrees to send by certified or registered mail to any mortgagee or deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty
(30) days to cure such default; provided that if such default cannot reasonably be cured within thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably and necessary under the circumstances.

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS - REAL ESTATE DEVELOPERS

                                     (13)

                                 R E G E N C Y  P L A Z A

n. Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisionS of this Lease may be amended or added to except by an agreement in writing, signed by the parties or their respective successors in interest.

o. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes, if Landlord so desires.

p. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

q. Successors and assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

r.  Time of the Essence.  Time is of the essence of this Lease.

s. Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default: it shall constitute only a waiver of timely payment for the particular Rent payment involved. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. This provision can only be waived if the parties execute a written document specifically identifying this section being waived.

t. Tenants Representations. All of Tenant's representations shall survive the execution of the Lease Agreement, and shall be considered as though currently made.

u. Surrender of premises. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

v. Landlords Consent. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

38.  OPTION TO EXTEND TERM.

Provided tenant is not in default at the time of exercising this option, and has not been in default at any other time during the lease term, it is granted an option to extent the term of this lease for one (1), five (5) year term, by giving written notice to Landlord. This notice must be in writing, and be delivered to Landlord no later than six (6) months prior to the expiry of the primary term. This option once exercised can not be revoked by tenant. The rental rate for the extended term shall be less the fair market value for these premises as determined by Landlord, but not less than the rent last paid under the primary term. Landlord reserves the right to alter any of the other terms and conditions of this lease, as they may relate to the extended term. Tenant agrees to promptly execute any documents as required by Landlord relating to this extended item.

The parties hereto have executed this Lease as of the date set forth on page 1.

SIGNATURES:


          "Landlord"
REGENCY PLAZA INTERNATIONAL, INC.


      /s/ SUNIL SURI
-----------------------------
By:   MR. SUNIL SURI
Its:  VICE PRESIDENT

Dated:  12 April  , 1991
      ------------


          "Tenant"
MICROTEC RESEARCH INC., a California corporation


      /s/ KEN LONCHAR
-----------------------------
By:   MR. KEN LONCHAR
Its:  VICE PRESIDENT

Dated:  12 April  , 1991
      ------------


                          MASKATIYA, SURI & CO., INC.
                 INVESTMENT BANKERS -- REAL ESTATE DEVELOPERS

                                     (14)

                                   [DIAGRAM]


              "REGENCY PLAZA, SECOND FLOOR, SUITE 275 FOOR PLAN"

                                                                       EXHIBIT A


                                   [DIAGRAM]



              "REGENCY PLAZA, SECOND FLOOR, SUITE 275 FLOOR PLAN"

                                   [DIAGRAM]



                      "MICROTEC TRAINING ROOM FLOOR PLAN"

                                   [DIAGRAM]



                      "REGENCY PLAZA SITE PLAN" PHASE ONE

                                   EXHIBIT A

                            COMPUTER WORKSTATIONS &
                               RELATED EQUIPMENT

SPARCstations - 11 IPC's
              MRI#                                      Serial #
              --------------------------------------------------
              TTCO                                      041CN0354
              TTC1                                      039CN0094
              TTC2                                      037CN0114
              TTC3                                      037CN0449
              TTC4                                      041CN0278
              TTC5                                      037CN0113
              TTC6                                      025CN0518
              TTC7                                      036CN0392
              TTC8                                      023CN0467
              TTC9                                      023CN0023
              TTC10                                     038CN0295

             LASER 3                                    AGFA P34OOPS
Other:
1          Overhead Projector                           20   Stackable Chairs
1          Overhead Projector Stand                     1    Desk
1          Podium                                       1    Whiteboard
2          Telephones                                   1    Small Refrigerator
21         Office Chairs                                1    Coffee Table
10         Computer Tables                              1    Bookcase with Books
1          Water Cooler                                 1    Flip Chart
1          Coffee Machine (2 pots)                      1    Printer Stand
5          Folding Lunch Tables                         11   Manual Sets

                                REGENCY PLAZA

                                  EXHIBIT "C"

TENANT IMPROVEMENTS
-------------------

Landlord shall improve the space, using Building Standard finishes and allowances in accordance with the attached Space Plan. Landlord shall pay the cost of these improvements, limited to a maximum of $20.00 per usable square foot, ("Landlord allowance for TI's"). Costs for improvements in excess of this allowance shall be paid by tenant in advance.

REGENCY PLAZA                                                       EXHIBIT C

BUILDING STANDARD IMPROVEMENTS

1.  Partitions

    Ceiling height partitions consisting of 2 1/2" metal studs at 24" O.C. with 5/8" gypsum board each side, taped and sanded smooth to receive paint.

    Maximum: One (1) lineal foot per fifteen (15) square feet of useable area.
             Included in this allowance are: demising walls, corridor walls, boxing of columns and window heads and sills.


2.  Doors and Frames

    3'-0" x full height solid core doors in metal frames, Building Standard cherry finish.

    Interior Doors:     Two (2) pair butt hinges, door stop, ASSA Latchset,
    --------------      lever handle, Building Standard finish.
    Single Entry Doors: Two (2) pair butt hinges, door stop, surface mounted ------------------ closer, SCHLAGE Lockset, lever handle, Building Standard finish.

    Maximum: One (1) Interior Door, frame and hardware per three hundred (300) square feet of useable area.
              One (1) Entry Door per Tenant per floor, or as required by Code.


3.  Ceiling

    Suspended acoustical ceiling at 8'-6" above floor, with 2' x 4' ARMSTRONG "Second Look II" regular lay-in ceiling tiles throughout Tenant's space.


4.  Lighting

    Recessed 2' x 4' parabolic fluorescent fixtures with two (2) energy-saving lamps. Elevator lobbies and common toilet facilities will have lighting selected by Landlord.

    Maximum: Not to exceed one (1) fixture per eighty (80) square feet of useable area.


5.  Light Switches

    Building Standard toggle switch and plastic cover plate at standard height.

    Maximum: One (1) double pair per two hundred fifty (250) square feet of useable area.


6.  Electrical Outlets

    Building Standard wall-mounted duplex electrical outlet with plastic cover plate at standard height.

    Maximum: One (1) outlet per one hundred fifty (150) square feet of useable area.

7.   Telephone Outlets

     Wall-mounted telephone outlet.

     Maximum: One (1) outlet per two hundred (200) square feet of useable area.


8.   Floor Covering and Base

     Building Standard tufted cut pile, 37 oz. Anso IV nylon fiber, glue direct, or; resilient flooring in color selected by Tenant from Landlord's standard colors, throughout Tenant's space. Resilient base, 2 1/2" carpet type, in color selected by Tenant from Landlord's standard colors.


9.   Paint

     Stipple primer and one (1) coat satin finish latex enamel paint in colors selected by Tenant from Building Standard selection. Not more than two (2) colors in any single room or office, and not more than one (1) color per wall.


10.  Window Covering

     Building Standard 1" aluminum mini-blinds, with tilt wand, on all exterior windows. No deletions or substitutions allowed.


11.  Fire Protection System

     A fire protection system including fire alarms, annunciators, smoke detectors and sprinklers, located in a Building Standard pattern to conform with applicable codes. Any alterations or additions to said system, required to accommodate Tenant improvements, shall be at the Tenant's sole expense.


12.  Lighted Exit Lights

     One (1) exit light per three thousand (3,000) square feet of useable area.


13.  HVAC (Heating, Ventilating and Air Conditioning)

     A complete year-round HVAC system engineered to handle normal office usage, with ducted supply air through ceiling diffusers, zoned and located in a Building Standard pattern. Return air through exhaust vents. Any alterations or additions to said system, required to accommodate Tenant improvements, shall be at Tenant's sole expense.


14.  Tenant Signage

     One (1) Building Standard Tenant identification sign at Tenant's entry door and inclusion in Building Lobby Directory.


*NOTE: IF THE MAXIMUM ALLOWANCE QUANTITIES SET FORTH ABOVE ARE USED IN EVERY CATEGORY, THE BUILDOUT MAY EXCEED THE STANDARD BUILDOUT ALLOWANCE.

                                   EXHIBIT D

                             RULES AND REGULATIONS

The following Rules and Regulations are a material part of the lease obligation, and shall be faithfully performed by Tenant, its employees, agents and representatives. Serious penalties may be assessed against Tenant if these Rules are not followed.

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise sunscreen any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress and egress from their respective Premises.

3. The toilet rooms: urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

4. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

5. No furniture, freight or equipment of any kind shall be brought into the Building without the prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner or moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord shall not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

6. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

7. No cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

8. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

9. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

10. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge or has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the Tenants and protection of property in the Building and the Premises.

11. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

12. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

13. Landlord shall have the right, exerciseable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

                          MASKATIYA, SURI & CO., INC.
                  INVESTMENT BANKERS . REAL ESTATE DEVELOPERS
                                     (18)

                  [LETTERHEAD OF MASKTAIYA, SURI & CO., INC.]

                                 REGENCY PLAZA


14. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

15. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

16. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

17. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

18. Tenant, it's employees, agents and representatives, shall be allowed to park in areas designated as surface parking (1) one automobile for each 300 square feet of leased area free of charge. unless this service is discontinued by Landlord. Landlord may impose a parking charge for each additional automobile parked by Tenant, it's employees, agents and representatives. Automobiles illegally parked shall be towed by Landlord, at the sole expense of Tenant.

19. Landlord shall provide all utilities (including but not limited to HVAC, power, water, janitorial) during normal business hours from 7:00 A.M. to 6:00 P.M., weekday, excluding legal holidays. Tenant shall pay for the use of any utilities during hours or days other than those set forth above. Charges for these utilities shall be based directly on usage, and at rates set by Landlord from time to time. Tenant shall pay all such charges monthly, in addition to the monthly base rent. See Addendum #8.

20. All deliveries to the Premise of tenants, that require use of trolleys, carts, and can potentially disturb the free movement of people, can only be made after normal business hours, as set forth above in Article 19, or as set by Landlord. Wherever possible Tenant shall direct and use the freight elevator as marked for deliveries. All deliveries have to be accessed from the delivery entrance, and no deliveries will be permitted from the main entrances.

21. Tenant shall at the end of each weekday, deposit in an area within the tenant's suite as designated by Tenant in writing to Landlord all cardboard boxes and other heavy trash for removal by the janitors. Landlord shall provide services for removal of all normally generated trash by office use. Landlord may assess additional charges to Tenant, which charges must be paid monthly, for removal of any trash other than normally generated office related trash. Landlord's judgment in determining the nature and identity of such trash shall be final.

Tenant shall not deposit or leave any trash outside Tenant's suite, in a public corridor. If Landlord is required to remove any such trash, Landlord shall assess additional charges to Tenant.

In addition to the trash in the special designated area as set forth above, the Janitors will remove only trash clearly deposited in wastebaskets.

22. Tenant, its employees, agents and representatives shall not deposit any coffee grinds, tea bags or the like in any public washroom. To the extent possible all such waste shall be deposited in a properly lined, waterproof wastebasket.

23. If spots are created on the carpeting, floor covering, drapes etc., Landlord shall immediately cause these spots to be removed by dry cleaning or whatever process required. Tenant shall pay for the cost of any such spot removal.

24. Tenant shall not alter or install any new locks on any doors or windows without first obtaining Landlord's written consent. Tenant shall, if permitted by Landlord to install any special lock, provide Landlord with at least three
(3) keys for any such lock.

25. Tenant shall maintain a list of all employees with keys and access to the building and Tenants suite. This list shall be updated no less than monthly, and be provided to Landlord on the first day of each month.

26. Landlord may change, modify or add any rule and regulation. To the extent possible, Landlord shall provide all Tenants with written notice of any such change. Landlords failure to so provide a notice can not be used by Tenant as an excuse for non-observance of any rule or regulation.

27. If Landlord provides a security station within the building, Tenant shall observe all check-in and check-out procedures as set by the Chief Security Officer, for the Premises.

                                      (2)

Microtec Research Inc., Addendum to Office Lease
Regency Plaza One
October 5, 1992

                            ADDENDUM TO OFFICE LEASE
                            ------------------------

This agreement is made this 5th day of October, 1992 by and between REGENCY PLAZA INTERNATIONAL INC., a Delaware Corporation, hereinafter referred to as "Landlord" and MICROTEC RESEARCH INC., a California Corporation, hereinafter referred to as "Tenant":

                                    RECITALS

Whereas the parties have previously executed several leases for premises located at 2350 Mission College Boulevard, Santa Clara, California, including addendums thereto, and relating to Suites commonly known as Suite 500 (Fifth Floor, 19,144 rentable square feet), Suite 1150 (Eleventh Floor, 4,755 rentable square feet) and Suite 470 (Fourth Floor, 3,512 rentable square feet);

Whereas these leases expire on October 31, 1993;

Whereas, Microtec intends to surrender the premises located on the 4th floor (Suite 470) and Eleventh Floor (Suite 1150), concurrently with the leasing of additional space located on the top floor of the Regency Plaza One Building, an area of approximately 19,144 rentable square feet;

                                 THE AGREEMENT
                                 -------------

Now in consideration of the Rents and mutual promises, covenants and conditions the parties agree as follows;

The parties agree to renew and extend the lease for approximately 19,144 rentable square feet located on the Fifth (5th) floor commonly known as Suite 500 (the entire floor) and lease an additional, approximately 19,144 rentable square feet on the top floor, commonly known as Suite 1300 (the entire floor) on the following general terms and conditions;

  1.  Lease Term:  Ten (10) Years from commencement date.
      ----- ----

  2.  Base Monthly Rent:  Tenant agrees to pay a base monthly rent of SIXTY
      ---- ------- ----
SEVEN THOUSAND AND FIVE DOLLARS ($67,005 per month) for the first Five (5) Years of the Lease Term and SEVENTY THOUSAND EIGHT HUNDRED AND THIRTY FIVE DOLLARS ($70,835 per month) for the next Five (5) Years.

Microtec Research Inc.,

Addendum to Office Lease
Regency Plaza One
October 5, 1992


3.  Tenant  Improvements:   Landlord, at its cost, agrees to modify the premises
    ------  ------------
on the Top Floor in accordance with the space plan submitted by Tenant, receipt of which is hereby acknowledged by Landlord. The space plan is hereby incorporated in this agreement as if set forth as an exhibit to this agreement. All improvements/modifications shall be made consistent with the applicable Building Standards for Regency Plaza One.

4.  Lease  Commencement:   This lease shall commence no sooner than one week
    -----  ------------
after the substantial completion of the Tenant Improvements for the Top  Floor,
and when these premises have been tendered for possession to Tenant.    When
these premises are ready for possession by Tenant, Landlord shall establish the commencement date for the subject lease and specify the expiration date.

5.  Lease Termination for Suite 470 and 1150:  Concurrently with the delivery
    ----- ----------- --- ----- --- --- ----
of the premises on the Top Floor, Landlord agrees to terminate the leases for Suite 470 and Suite 1150.

6.  Lease Termination for Suite 450:  Whereas, Tenant has entered into a
    ----- ----------- --- ----- ---
sublease for Suite 450, which Lease agreement expires on June 30, 1993. Concurrently with the commencement of this Lease, Landlord agrees to waive one half of the Base Monthly Rent then due under the Lease for this Suite. By way of example if Commencement of this Lease is on January 1, 1993, then rent for the last 3 months will be waived.

7.  Tenants Proportionate Share:  Tenant's proportionate share relating to this
    ------- ------------- -----
new lease shall be 17.1%.

8.  Operating Expenses Pass Through:  Landlord agrees to waive any Pass Through
    --------- -------- ---- -------
of increases in operating expenses for Calendar Year 1993. In addition, the annual Pass Through for the remaining Years of this Lease shall be limited to a maximum of **5% of the increase in operating expenses on a year to year basis (**barring any singular extraordinary, uncontrollable increase in expenses imposed by an outside taxing agency, which would cause the cap to revert to 8%). The new Expense Stop for the Lease shall be set to $7.75.

9.    Other Terms and Conditions:    All  other  terms  and conditions
      ----- ----- --- ----------
contained in the Base Lease for Suite 500 shall be applicable for this new lease.

AGREED AS ABOVE

TENANT:                        LANDLORD:
MICROTEC RESEARCH INC.,        REGENCY PLAZA INTERNATIONAL INC.,

BY: /s/ JERRY KIRK                    BY: /s/ Kareem Maskatiya
    --------------------------------      ----------------------------------
ITS: PRESIDENT                        ITS: PRESIDENT

                            ADDENDUM TO OFFICE LEASE
                            ------------------------

This addendum is made the 2nd day of March, 1993 by and between REGENCY PLAZA INTERNATIONAL INC., a Delaware Corporation, hereinafter referred to as "Landlord" and MICROTEC RESEARCH INC., a California Corporation, hereinafter referred to as "Tenant":

THE AGREEMENT
-------------

Pursuant to the Addendum to lease dated October 5, 1992, Tenant had intended to surrender the premises located in the eleventh floor concurrently with the leasing of the additional space on the top floor. Tenant will not surrender the premises but will continue to lease under the following general terms and conditions;

1. Premises:
   ---------
   In additional to Suite 500, 19,144 rentable square feet and Suite 1300, 19,144 rentable square feet, Tenant will continue to lease Suite 1150, 4,755 rentable square feet.
2. Lease Term:
   -----------
   Ten years from commencement date.
3. Base Monthly Rent:
   ------------------
   Tenant agrees to pay a base monthly rent for Suite 1150 as per the following schedule:
   Year One:     2/18/93 - $4,160.63 per month
                 2/17/94 - $4,160.63 per month
   Years Two through Five: $8,321.25 per month
   Years Six through Ten   $8,797.02 per month
4. Tenant Improvements:
   --------------------
   Tenant agrees to accept Suite 1150 in as-is condition.
5. Commencement and Termination:
   -----------------------------
   Lease Commencement, as per possession letter, is February 18, 1993 and termination is February 17, 2003.
6. Tenant's Proportionate Share:
   -----------------------------
   Tenant's proportionate share, relating to the new total rentable square footage of 43,043, shall be 19.2%
7. Other Terms and Conditions:
   ---------------------------
   All other terms and conditions contained in the Base Lease for Suite 500 and subsequent Addendum's shall be applicable for this Addendum and all leased space.

AGREED AS ABOVE:

TENANT:                        LANDLORD:
MICROTEC RESEARCH INC.,        REGENCY PLAZA INTERNATIONAL INC.,

BY: /s/ JERRY KIRK                    BY:
    --------------------------------      ----------------------------------
ITS: PRESIDENT                        ITS: PRESIDENT

                               AMENDMENT TO LEASE


     This agreement hereinafter referred to as "Amendment" to Lease, dated for reference purposes only as June 10, 1994, between REGENCY PLAZA INTERNATIONAL, INC., a Delaware Corporation, ("Landlord") and MICROTEC RESEARCH INC., a California Corporation ("Tenant"), who agree as follows:

                                    RECITALS

     WHEREAS, the parties have previously executed a lease for Premises located at 2350 Mission College Boulevard, Santa Clara, California, including addendum's thereto, and relating to Suites commonly known as Suite 500, Suite 1150, Suite 1300 and Suite 275 collectively the ("Lease");

     WHEREAS, Tenant intends to surrender the Premises located on the Eleventh Floor commonly known as Suite 1150 consisting of approximately 4,755 r.s.f, and lease additional space located on the Twelfth Floor, of the Regency Plaza One Building, consisting of approximately 19,144 rentable square feet;

     WHEREAS, Tenant and Landlord wish to extend the lease term for Suite 275.

     NOW THEREFORE, in consideration of the Rents and mutual promises, covenants and conditions the parties agree as follows:

The parties agree to lease the entire Twelfth floor consisting of approximately 19,144 rentable square feet, commonly known as "Suite 1200" on the following terms and conditions:

1. Lease term. The term for Suite 1200 and 275 shall be for five (5) years from the Commencement Date.

2. Base Monthly Rent. The monthly Base Rent for Suite 1200 shall be $34,416.00 per month during the initial lease term. The monthly Base Rent for Suite 1200 shall not be subject to any rent escalation. The monthly Base Rent for Suite 275 is currently $2,500.00 and subject to an annual adjustment on May 29, 1994, (retroactive) and May 29, 1995. Thereafter, the monthly Base Rent shall remain unchanged during the balance of the initial term. Effective November 1, 1998, the monthly Base Rent for Suite 500 and 1300 shall increase to $70,835 ($1.85 per r.s.f)

3. Lease Commencement. The term for Suite 1200 and Suite 275 shall commence on July 1, 1994.

4. Lease Termination Suite 1150. Landlord agrees to terminate the Lease for Suite 1150 effective June 30, 1994, however, Landlord shall allow Tenant to occupy the space through July 14, 1994, at no additional change.

5. Operating Expenses Pass Through. The Base Year calculations for Suite 1200 shall be 1994. The annual Pass Through shall be limited to a maximum of **five percent (5%) of the increase in operating expense on year to year basis (**barring any singularly extraordinary, uncontrollable increase in expenses imposed by an outside taxing agency, which would cause the cap to revert to 8%). The new Expense Stop for Suite 1200 shall be set to $7.75.

6. As a clarification to the Lease, the following is a list of each Suite the approximate square footage of rentable area, the revised expiration dates of the term the monthly Base Rent and the percentage share of Operating Expenses:

Suite Square Footage       Expiration Date   Base Rent    Percentage Share
----- --------------       ---------------   ----------   -----------------
275         1,313             06/30/99       $ 2,500.00          1%
500        19,144             02/28/03       $33,502.50          9%
1200       19,144             06/30/99       $34,416.00          9%
1300       19,144             02/28/03       $33,502.50          9%

7. Condition of Premises. Suite 1200 shall be delivered to Tenant on an "as is" basis, except for the changes listed on Exhibit "A" attached hereto and made a part hereof ("Tenant Improvements"). Suite 500 is currently occupied by Tenant and as part of this Amendment, Landlord shall also construct the improvements as noted on Exhibit "A". The cost of the Tenant Improvements shall be at Landlord's sole cost and expense. Tenant acknowledges that Suite 1200 is suitable for Tenant's intended use. Tenant is currently occupying Suite 275 and shall continue to occupy on an "as is" basis.

8. Broker. Landlord and Tenant each warrant to the other that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Amendment and that it knows of no real estate broker who is entitled to or can claim commission in connection with this Amendment.

9. Effectiveness of Lease. Except as set forth in this Amendment all the provisions of the Lease shall remain unchanged and in full force and effect.

Agreed to and accepted this 15 day of  June, 1994.
                            --         ----  ----

REGENCY PLAZA INTERNATIONAL, INC.  MICROTEC RESEARCH INC.

BY: /s/ Sunil Suri                      BY: /s/ Jerry Kirk
    ----------------------------------      -----------------------------------
Sunil Suri, Vice President

                                  EXHIBIT "A"


The following is a list of Tenant Improvements to be completed within Suite 500 and 1200 as part of this Amendment:

Suite 500 -
-----------

Demolish walls, electrical and restore related HVAC in Room 591.

Suite 1200 -
------------

Carpet
------
Install like quality carpet over VCT in large TTC room to match existing carpet.

Electrical
----------
Add seven (7) 110 V electrical circuits.

HVAC
----

1. Shut down and isolate two (2) existing chilled water air handlers
2. Add one (1) new VAV zone with hot water reheat
3. Add two (2) new cooling only VAV zones
4. Connect to and utilize existing distribution
5. Controls
6. Air balance

                    10.  16. ASSIGNMENT AND SUBLETTING
                    ---  -----------------------------

                    In the event of a Sublease the Landlord shall receive the Two Dollars ($2.00) per square foot base rent which Tenant is obligated to pay, and fifty percent (50%) of any sums in excess of the Two Dollars ($2.00) per square foot, less marketing expenses.

                    LANDLORD:                      TENANT:
                    MASKATIYA, SURI CO., INC.      MICROTEC RESEARCH

                    /s/ Sunil Suri                 /s/ Robert Kirk, President
                    -----------------------------  --------------------------

                    Date:                          Date:  7/1/88
                          -----------------------        -----------------------

                                                                       EXHIBIT B


                                   [DIAGRAM]



               "EXHIBIT B REGENCY PLAZA SITE PLAN, PHASE THREE"